As filed with the Securities and Exchange Commission on November 12, 1998
                                                     Registration No. 333-59139

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                 POST EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                              NEWMONT GOLD COMPANY
               (Exact name of issuer as specified in its charter)
                                ----------------
          Delaware                  1700 Lincoln Street           13-2526632
       (State of other            Denver, Colorado 80203      (I.R.S. Employer
jurisdiction of incorporation         (303) 863-7414         Identification No.)
      or organization)
               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)


                            Timothy J. Schmitt, Esq.
                              Newmont Gold Company
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200
                                ----------------
            Approximate date of commencement of proposed sale to the
public: Not applicable.


                                ----------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The undersigned registrant undertook in Item 17 of the Registration Statement to which this Post-Effective Amendment relates (the "Registration Statement") to remove from registration any of the securities registered thereby which remain unsold at the termination of the offering. Pursuant to said undertaking, the undersigned registrant hereby removes from registration the $250,000,000 aggregate offering price of debt securities of the undersigned registrant that were registered pursuant to the Registration Statement but which remain unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 12th day of November, 1998.



                                       NEWMONT GOLD COMPANY



                                       By:/s/ Timothy J. Schmitt
                                          ------------------------------------
                                          Name:   Timothy J. Schmitt
                                          Title:  Vice President, Secretary and
                                                  Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities indicated, on November 12, 1998.



            Signature                                      Title                              Date

/s/ Ronald C. Cambre                      President and Chief Executive Officer        November 12, 1998
---------------------------------         (Principal Executive Officer)
Ronald C. Cambre


/s/ Wayne W. Murdy                        Executive Vice President and Chief           November 12, 1998
---------------------------------         Financial Officer and Director (Principal
Wayne W. Murdy                            Financial Officer)


/s/ Lawrence T. Kurlander                 Director                                      November 12, 1998
---------------------------------
Lawrence T. Kurlander


/s/ Joy E. Hansen                         Director                                      November 12, 1998
---------------------------------
Joy E. Hansen


/s/ Linda K. Wheeler                      Controller                                   November 12, 1998
---------------------------------         (Principal Accounting Officer)
Linda K. Wheeler
